RBC Capital Markets MLP
Conference

November 18, 2010
NASDAQ: CPNO

Disclaimer
This presentation includes “forward-looking statements,” as defined in the federal securities laws.
Statements that address activities, or events that Copano believes will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control:
The volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply and retain its key customers; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production and producers’ ability to drill and successfully complete and attach new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of environmental, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the
Securities and Exchange Commission.

Copano undertakes no obligation to update any forward-looking statements, whether as a result of new information or future events.

Key Metrics
  Service throughput volumes approximate 1,800,000 MMBtu/d of natural gas(1)
  Over 6,700 miles of active pipelines
  8 natural gas processing plants with over 1.1 Bcf/d of combined processing capacity
  One NGL fractionation facility with total capacity of 22,000 Bbls/d
 ■ Expansion underway to increase total capacity to 44,000 Bbls/d in 3Q 2011
  Equity market cap: $2.0 billion(2)
  Enterprise value: $2.7 billion(3)
3
  Based on 3Q 2010 results. Includes unconsolidated affiliates.
  As of November 15, 2010.
  As of November 15, 2010. Includes $300 million of convertible preferred equity issued July 2010.

Growth Strategy
  Goal: to become a diversified midstream company with scale and stability of cash flows, above-average returns on invested capital and “investment-grade quality distributions”
  Key tenets of growth strategy:
 ■ Execute on organic growth opportunities around existing assets
 ■ Explore opportunities beyond traditional gathering and processing
 ● Be more proactive in seeking assets and opportunities
 ■ Reduce sensitivity of cash flows to commodity price fluctuations
 ● Hedging program
 ● Contracts - increase fee-for-service component

2011 Focus Areas
  Eagle Ford Shale
 ■ Eagle Ford Gathering joint venture
 ● Executed fee-based contracts with SM
 Energy and Chesapeake Energy -
 initial capacity now fully contracted
 ● Working to expand capacity to
 600,000 MMBtu/d
 ■ DK Pipeline
 ● Initial capacity of 185 MMcf/d with
 ability to expand to 275 MMcf/d
 ● Placed in full service October 2010
 ● Executed fee-based contract with
 GeoSouthern
 ■ Fractionation expansion at Houston
 Central complex and associated
 downstream NGL product handling
 facilities
 ● Expected in service September 2011

2011 Focus Areas
  Saint Jo gathering system
 ■ Significant fee-based contract with
 highly rated producer
 ■ Volumes have continued to increase
 since the beginning of 2010 - October
 average of approximately 50,000
 MMBtu/d
 ■ 19 rigs running in the area with
 approximately 30 new wells to be
 connected during 4Q 2010
 ■ Recently placed in service 50 MMcf/d of
 compression, bringing total plant
 capacity to 100 MMcf/d
 ● Plant fully committed under contracts
 ● Additional expansion under
 consideration

2011 Focus Areas
  Cyclone Mountain
 System - Woodford
 Shale
 ■ Current system capacity
 approximately 80 MMcf/d
 ● Expansion to 120 MMcf/d
 by year-end 2010
 ■ 3Q 2010 average volumes of
 approximately 72,000
 MMBtu/d vs. 58,000 MMBtu/d
 in 2Q 2010
 ■ Based on producer volume
 expectations, likely system
 expansion from 120 MMcf/d
 to 180 MMcf/d in 2011

Gulf Coast G&P:
Will Demand for NGLs Last?

Key Topics
  Ethane - largest component and least consensus
 ■ Current ethane market conditions suggest:
 ● Ethane expected to trade closer to natural gas value - both are cheap
 ● U.S. ethylene supply is competitive globally due to lower feedstock costs
 ● Current dynamic further support exports of ethylene and, in turn, demand for ethane
  Propane and heavier
 ■ Propane - currently the most valuable on a value-weighted basis
 ■ Butanes and natural gasoline should track closely to crude oil prices
  Current midstream bottleneck is NGL transportation and
 fractionation
  Location, location, location - growing significance of proximity to demand center

NGL Production Forecast
(November 2010 - October 2011)
Source: Goldman Sachs research report dated November 1, 2010: “’Processing’ our bullish NGL thesis” (“GS Report”) (EIA, company reports, Goldman Sachs
Research estimates)
Majority of NGL growth in 2011 expected to come
primarily from Eagle Ford and Granite Wash

Note: Prepared by Copano using data obtained from Petral Consulting Company
Ethane Supply-Demand Balance
Forecast indicates ethane demand continuing to
exceed supply through 2011

U.S. Ethylene Cracker Feedstock
Consumption
Cracker consumption trend is moving from heavier
to lighter feedstock based on lower cost

Note: Prepared by Copano using data obtained from Petral Consulting Company

General Industry Trends Worth
Watching
  Average NGL content of natural gas expected to increase from 1.25 to 1.45 GPM(1)
 ■ Drilling currently targeted at richer plays
  Greater processing plant efficiency - more NGLs extracted
  Fractionation capacity tight…for the near-term
 ■ Significant expansions underway
  Demand for NGLs currently driven by:
 ■ Strong ethylene margins yielding increased NGL demand
 ■ Thriving export market - we have almost become a net exporter of NGLs
 ■ U.S. petrochemical market increasingly competitive in the global market
  Crackers economically biased toward lighter feedstock
 ■ Conversions and efficiencies driving growth in ethane demand
(1) Source: GS Report (Goldman Sachs Research estimates )

Appendix - Goldman Sachs
 Disclosures

Goldman Sachs Disclosures

Goldman Sachs Disclosures

Goldman Sachs Disclosures